Exhibit 99

Certification

I, Richard W. Talarico, as Chief Executive Officer of Allin Corporation (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.
to my knowledge, the Company’s report on Form 10-Q for the fiscal quarter ended September 30, 2002, as filed with the United States Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	to my knowledge, the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” by the Company for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

November 13, 2002	/S/ RICHARD W. TALARICO
Chief Executive Officer

Certification

I, Dean C. Praskach, as Chief Financial Officer of Allin Corporation (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

3.
to my knowledge, the Company’s report on Form 10-Q for the fiscal quarter ended September 30, 2002, as filed with the United States Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

4.	to my knowledge, the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 shall not be deemed “filed” by the Company for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

November 13, 2002	/S/ DEAN C. PRASKACH
Chief Financial Officer